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                                                                    EXHIBIT 10.5


                 1996 NATIONAL-OILWELL EMPLOYEE INCENTIVE PLAN

The National-Oilwell Employee Incentive Plan's purpose is to encourage the organization to achieve and surpass the financial performance set forth in the National-Oilwell* operating plan and to provide employees at all levels an opportunity to share financially in the success of National-Oilwell.

ELIGIBILITY AND PARTICIPATION

All regular full-time and regular part-time salaried and hourly employees of National-Oilwell worldwide are eligible for participation in the Plan. If a participant is terminated during the Plan Year because of (a) a force reduction, or (b) a break in service because of disability, death, or retirement, participation will still be allowed, provided the participant was employed for not less than ninety days during the Plan Year. If a participant's employment is terminated during the Plan Year for any other reason (such as voluntary termination or termination for cause) the participant will be ineligible for the incentive payment.

PAYOUT PERCENTAGE

Incentive awards will be expressed as a percentage of employee's Base Pay for the Plan Year.

FINANCIAL PERFORMANCE FACTORS

The following financial measurements of National-Oilwell's 1996 performance will be used to calculate the incentive:

     1.  Earnings Before Interest, Taxes, Depreciation, and Amortization
         (EBITDA).

     2.  A ratio of EBITDA to Average Working Capital.

PERFORMANCE PERIOD

Incentive payments will be determined by National-Oilwell's financial performance during the Plan Year (January 1, 1996 to December 31, 1996).

PARTICIPATION LEVELS

Each regular full-time or part-time salaried and hourly employee will participate in the Plan at one of the following Participation Levels:


             Level I       President & CEO, Now Holdings, Inc.
             Level II      Other Leadership Team
             Level III     Selected Managers
             Level IV      Other Employees


Managers eligible for Level III have been notified.




*For purposes of this Plan, "National-Oilwell" means NOW Holdings, Inc. and its subsidiaries, which includes National-Oilwell, L.P., National-Oilwell Canada Ltd., National Oilwell (U.K.) Limited, National-Oilwell de Venezuela, National-Oilwell Pty. Ltd., and National-Oilwell Pte Ltd.


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TARGET AWARDS

A Target Award has been established for each Participation Level (see Table 1 below) if National-Oilwell attains an EBITDA of $31.2 million and a ratio of EBITDA to Average Working Capital of 0.237 at the end of the Plan Year.


                                   TABLE 1
                                TARGET AWARDS


        Participation Level  Target Award - Payout Percentage
        -------------------  ----------------------------------
            Level I                       42.5%

            Level II                      35.0%

            Level III                     20.0%

            Level IV                      3.50%


The calculation of the payout percentage at different financial performance levels is described in the next section entitled "Calculation of Award."

CALCULATION OF AWARD

As indicated above, the payout percentage each participant receives will be based upon two factors: (1) EBITDA and (2) the ratio of EBITDA to Average Working Capital. The two tables below show the payout percentage for each factor at various levels of financial performance. The total payout percentage each participant will receive is calculated by adding the payout percentage for the Participation Level in Table 2 to the payout percentage for the Participation Level in Table 3.

                                   TABLE 2
                        EBITDA FACTOR PAYOUT SCHEDULE


            EBITDA $million     Incentive Payout % of Base Pay
            ---------------  --------------------------------------

                             LV I     LV II     LV III    LV IV

                 25.0         -0-       -0-       -0-       .27
                 28.1        3.19      2.63      1.65      1.45
                 31.2       31.90     26.30     15.00      2.62
                 37.4       47.80     39.40     22.50      5.25


The formula for calculating the payout at any level of EBITDA between $25 million and $31.2 million for Level IV is: .381 X EBITDA - 9.251.

The formula for calculating the payout at any level of EBITDA between $31.2 million and $37.4 million for Level IV is: .423 X EBITDA - 10.585.

For EBITDA results in excess of $37.4 million during the Plan Year, an additional payment will be made from a pool equal to 10% of the EBITDA in excess of $37.4 million, shared by participants of this Plan in amounts



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equal to the ratio of the individual participant's Plan Year Base Pay to the
Total Plan Participants' Base Pay for the Plan Year.

A graph of the EBITDA payout percentage at different levels of performance is attached.

(THE ABOVE CALCULATIONS APPLY TO PARTICIPATION LEVEL IV ONLY. SEE ATTACHED GRAPHS FOR THE CALCULATIONS APPLICABLE TO PARTICIPATION LEVELS I, II AND III.)

                                   TABLE 3
             EBITDA/WORKING CAPITAL RATIO FACTOR PAYOUT SCHEDULE
             ---------------------------------------------------

       Ratio  Example ($US mil.)      Incentive Payout % of Base Pay
       -----  ------------------   -------------------------------------

                                     LV I      LV II     LV III    LV IV

       .218   EBITDA 31.2            1.06       .87       .50       .08
              -----------
              Avg. WC 143

       .237   EBITDA 36.2           10.60      8.70      5.00       .88
              -----------
              Avg. WC 153

       .245   EBITDA 31.2           15.90     13.10      7.50      1.75
              -----------
              Avg. WC 127.3


No additional incentive award calculation is made for ratio results in excess of .245.

The formula for calculating the payout at any level of ratio between .218 and
 .237  for Level IV is:
     41.45 X Ratio - 8.948.

The formula for calculating the payout at any level of ratio between .237 and
 .245  for Level IV is:
109.375 X Ratio - 25.047.

A graph of the ratio of EBITDA to working capital payout percentage at different levels of performance is attached.

(THE ABOVE CALCULATIONS APPLY TO PARTICIPATION LEVEL IV ONLY. SEE ATTACHED GRAPHS FOR THE CALCULATIONS APPLICABLE TO PARTICIPATION LEVELS I, II AND III.)

PAYOUT ADJUSTMENT

The Board of Directors of NOW Holdings, Inc. (the "Board") shall have the authority in its sole discretion to adjust the incentive payout by an amount equal to +/- 25% of the total Target Award.

INCENTIVE PLAN ADMINISTRATIVE COMMITTEE

An Incentive Plan Administrative Committee appointed by the CEO of NOW Holdings, Inc. will oversee the administration of this Plan. The Committee's responsibilities will include but not be limited to the following: satisfying disclosure requirements; providing written plan document for distribution to participants; presenting plan payout calculations to the Board for approval; approval of additional participants to the Plan during the Plan Year and determination of any claims or disputes concerning the Plan.

TERMINATION OF PLAN

The Board shall have the authority to terminate the Plan at any time during the Plan Year in the event of a sale, merger, change of ownership or for any other reason as determined by the Board in its sole discretion. Participants who have been eligible for at least 90 days of the Plan Year will receive a pro rata share of the


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incentive award based on financial results as of the date of the Plan termination, as determined in the sole discretion of the Board.

DATE OF PAYMENT

Date of payment of the incentive award will be as soon as practical after the end of the Plan Year.

CHANGES IN WORKING CAPITAL

In the event of increases or decreases in Working Capital resulting from mergers, acquisitions or divestitures by National-Oilwell, Plan financial measures used for calculating the incentive award will be adjusted from the date of the merger, acquisition or sale in the sole discretion of the Board.

DEFINITIONS

EBITDA means Earnings Before Interest, Taxes, Depreciation, and Amortization (Net income plus charges for interest, taxes, depreciation and amortization [if any] of intangible assets) per National-Oilwell audited financial statements stated in millions of US dollars.

WC means Working Capital defined as total receivables (net of allowance) plus inventory (net of reserves) less the sum of trade payables, other payables, and accrued salaries and wages per National-Oilwell audited financial statements stated in millions of US dollars.

AVERAGE WORKING CAPITAL for Plan purposes is the sum of each of the month-end working capital amounts in 1996, divided by 12.

BASE PAY is regular earnings for the Plan Year excluding overtime, shift differential, bonuses, and government-required payments beyond regular earnings.

PLAN YEAR is January 1, 1996 through December 31, 1996.

RETIREMENT means a voluntary termination on or after a participant's 55th birthday.



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                 [LEVEL I INCENTIVE - EBITDA PORTION GRAPH]


EXPLANATION

If 1996 EBITDA is at least $28.1 million, an incentive will be earned for this factor. To calculate the payout percent for EBITDA results of $28.1 million up to and including $31.2 million, use the formula on the lower portion of this graph. To calculate the payout percent for EBITDA greater than $31.2 million up to and including $37.4 million, use the upper portion of this graph.


                  [LEVEL I INCENTIVE - RATIO PORTION GRAPH]


EXPLANATION

If the Ratio of EBITDA to Working Capital is at least .218, an incentive will be earned for this factor. To calculate the payout percent for Ratio results of from .218 up to and including .237, use the formula on the lower portion of this graph. To calculate the payout percent for Ratios greater than .237 up to and including .245, use the formula on the upper portion of this graph.

EXAMPLE

If EBITDA for 1996 is $33 million, and average working capital is $140 million, the incentive for EBITDA would be 36.52 calculated as follow:

                    2.571 X 33 = 84.84 - 48.325 = 36.52%

The incentive for the Ratio of EBITDA to working capital would be 9.97% calculated as follows:

             33/140 = .2357 X 503.29 = 118.625 - 108.654 = 9.97%

The incentive for 1996, subject to Board approval would be the sum of the EBITDA factor and the Ratio factor multiplied by base pay for the year:

                36.52% + 9.97% = 46.49% X base pay = incentive


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                 [LEVEL II INCENTIVE - EBITDA PORTION GRAPH]


EXPLANATION

If 1996 EBITDA is at least $28.1 million, an incentive will be earned for this factor. To calculate the payout percent for EBITDA results of $28.1 million up to and including $31.2 million, use the formula on the lower portion of this graph. To calculate the payout percent for EBITDA greater than $31.2 million up to and including $37.4 million, use the formula on the upper portion of this graph.

                 [LEVEL II INCENTIVE - RATIO PORTION GRAPH]


EXPLANATION

If the Ratio of EBITDA to Working Capital is at least .218, an incentive will be earned for this factor. To calculate the payout percent for Ratio results of from .218 up to and including .237, use the formula on the lower portion of this graph. To calculate the payout percent for Ratios greater than .237 up to and including .245, use the formula on the upper portion of this graph.

EXAMPLE

If EBITDA for 1996 is $33 million, and average working capital is $140 million, the incentive for EBITDA would be 30.06% calculated as follows:

                      2.117 X 33 = 69.86 - 39.8 = 30.06%

The incentive for the Ratio of EBITDA to working capital would be 4.598% calculated as follows:

                33/140 = .2357 X 414.47 = 97.69 - 89.48 = 8.21

The incentive for 1996, subject to Board approval would be the sum of the EBITDA factor and the Ratio factor multiplied by base pay for the year:

                    30.06% + 8.22% X base pay = incentive












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                                   [GRAPH]

                     LEVEL III INCENTIVE - EBITDA PORTION



EXPLANATION

If 1996 EBITDA is at least $28.1 million, an incentive will be earned for this factor. To calculate the payout percent for EBITDA results of $28.1 million up to and including $31.2 million, use the formula on the lower portion of this graph. To calculate the payout percent for EBITDA greater than $31.2 million up to and including $37.4 million, use the formula on the upper portion of this graph.


                                   [GRAPH]

                     LEVEL III INCENTIVE - RATIO PORTION


EXPLANATION

If the Ratio of EBITDA to Working Capital is at least .218, an incentive will be earned for this factor. To calculate the payout percent for Ratio results of from .218 up to and including .237 use the formula on the lower portion of this graph. To calculate the payout percent for Ratios greater than .237 up to and including .245, use the formula on the upper portion of this graph.


EXAMPLE

If EBITDA for 1996 is $33 million, and average working captial is $140 million, the incentive for EBITDA would be 17.19% calclulated as follows:

                      1.21 X 33 = 39.93 - 22.74 = 17.19

The incentive for the Ratio of EBITDA to working capital would be 4.598% calculated as follows:

              33/140 = .2357 X 312.5 = 73.656 - 69.0625 = 4.59%

The incentive for 1996, subject to Board approval would be the sum of the EBITDA factor and the Ratio factor multiplied by base pay for the year;

                17.19% + 4.59% = 21.78% X base pay = Incentive
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                                   [GRAPH]

                     LEVEL IV INCENTIVE - EBITDA PORTION



EXPLANATION

If 1996 EBITDA is at least $25 million, an incentive will be earned for this factor. To calculate the payout percent for EBITDA results of $25 million up to and including $31.2 million, use the formula on the lower portion of this graph. To calculate the payout percent for EBITDA greater than $31.2 million up to and including $37.4 million, use the formula on the upper portion of this graph.


                                   [GRAPH]

                      LEVEL IV INCENTIVE - RATIO PORTION


EXPLANATION

If the Ratio of EBITDA to Working Capital is at least .218, an incentive will be earned for this factor. To calculate the payout percent for Ratio results of from .218 up to and including .237 use the formula on the lower portion of this graph. To calculate the payout percent for Ratios greater than .237 up to and including .245, use the formula on the upper portion of this graph.


EXAMPLE

If EBITDA for 1996 is $33 million, and average working captial is $140 million, the incentive for EBITDA would be 3.374% calclulated as follows:

                    .423 X 33.0 = 13.959 - 10.585 = 3.374

The incentive for the Ratio of EBITDA to working capital would be 3.374% calculated as follows:

                33/140 = .2357 X 41.45 = 9.770 - 8.948 = 0.822

The incentive for 1996, subject to Board approval would be the sum of the EBITDA factor and the Ratio factor multiplied by base pay for the year:

                3.374% + .822% = 4.196 X base pay = Incentive